Exhibit 99.1

NOVAGOLD Continues to Advance Donlin Gold as Planned and
Maintains a Strong Financial Position

▶	Permitting activities at Donlin Gold are advancing as planned

▶	With over $182 million in the treasury and only $16 million in convertible notes, NOVAGOLD enjoys an exceptionally robust balance sheet

April 7, 2014 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) today released its first quarter financial results and updates for its flagship 50%-owned Donlin Gold project in Alaska and its 50%-owned Galore Creek copper-gold-silver project in British Columbia.

Details of the Company’s financial results for the three-months ended February 28, 2014 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that will be available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In the first quarter 2014, NOVAGOLD:

▶
As a routine part of the Donlin Gold Environmental Impact Statement (EIS) process, supported the alternatives analysis being conducted for all major components of the project including the mine, pipeline and transportation infrastructure

▶	Made progress in key Donlin Gold permitting areas, including pipeline, water management, air quality, dam safety and wetlands

▶	Commenced work on technical studies related to water and waste management as well as site layout for future mining activities at Galore Creek

President’s Message

In the first quarter, we made significant progress in taking Donlin Gold up the value chain by advancing our flagship project through permitting. We also commenced the integration of results from the last few years of drilling activity at Galore Creek into an updated mine plan which we believe will add value to that asset. Our reduced cash expenditures allowed us to maintain a healthy treasury, sufficient to fund permitting activities at Donlin Gold and meet other ongoing financial obligations. The Company is well positioned to provide all of its stakeholders with an opportunity to benefit from the orderly advancement of one of the world’s most significant development-stage gold projects. As ever before, we remain committed to building shareholder value notwithstanding all the challenges our industry has had to face over the last three years. Our strategy and largest shareholders’ investment thesis is simple and remains the same: provide all of our stakeholders with the greatest, and safest, asset with long-term leverage to gold...in a jurisdiction where one can keep the fruits of that leverage.

NOVAGOLD’s activities are based on our strong conviction that Donlin Gold is one of the gold industry’s best projects. Its large size, high grade, excellent exploration potential and a highly favorable geo-political location, characterized by the rule of law, put it in a unique category of institutional investor-quality assets. Donlin Gold has all the key attributes required to build one of the industry’s most important mines: a 39-million-ounce deposit (contained in Measured and Indicated resource categories); an average grade of 2.2 grams per tonne, one of the highest in the world among large projects under development; and a favorable location in Alaska, the second largest gold producing state in the United States, with its well-established track record of permitting, building and operating major mines. As envisioned by the updated feasibility study, Donlin Gold would be among the industry’s top gold producers with more than 1.1 million ounces of projected average annual production over a mine-life that would span nearly three decades and likely longer considering the project’s tremendous exploration potential.

▶              www.novagold.com

In the first quarter of 2014, permitting activities at Donlin Gold were mainly centered on the preliminary draft EIS expected to be completed around year-end. This document is comprised of four main sections. First, an outline of the purpose and the need for the proposed mine. The management of Donlin Gold and its Native Corporation partners, Calista and The Kuskokwim Corporation, jointly contributed to the preparation of this section which highlighted the need for the development of this important mine and the benefit it would bring to its stakeholders. Second, the preparation of the alternatives analysis to the proposed mine in terms of local access to transportation and power. Third, the preparation of an environmental analysis, which primarily consists of the environmental baseline studies.  This portion normally constitutes the most extensive part of the EIS. The last section will deal with potential mitigation measures that will be developed later in the permitting process. In addition, Donlin Gold and the appropriate permitting agencies are concurrently working on other major permits, such as air quality, water discharge and usage, gas pipeline, wetlands and dam safety. The EIS is the most time-consuming part of permitting under the National Environmental Policy Act (NEPA), the act that governs the process by which all major projects in the United States are permitted. The EIS is also, in large part, a determining factor in the overall permitting timeline which, for Donlin Gold, commenced in 2012 and is anticipated to take approximately four years to complete.

Beyond permitting, Donlin Gold is actively engaged in sponsorship activities at the community level, supporting local youth in leadership endeavors, visiting communities in the Yukon-Kuskokwim area and executing on the workforce development strategy in the region.  More recently, Donlin Gold was one of the main sponsors of the Iditarod Trail Sled Dog Race in Alaska, the last great race, which in its 42nd year, keeps alive a tradition of transporting goods to remote regions of Alaska and honors mushing's greatest achievement, the 1925 serum run to Nome, also known as the "Great Race of Mercy." The Iditarod is a true test of determination and endurance. I would like to congratulate Yukon-Kuskokwim’s Richie Diehl, Pete Kaiser and Mike Williams, Jr. who competed in and finished the race. They are great role-models for youth in the region. For a number of years now, the Donlin Gold camp staff also volunteered to support incoming mushers at a check-point in close proximity to the Donlin Gold site. Overall, it was a great experience to welcome some of the incoming mushers at the finish line in Nome, Alaska.

In the first quarter of this year, we announced drill results of Galore Creek’s 2013 campaign which identified extensions to the copper-gold mineralization into, as well as adjacent to, the newly-discovered Legacy zone. This campaign also confirmed that Galore Creek has significant exploration upside beyond its current 18-year mine life.  These results should provide sufficient information to arrive at an initial resource at the Legacy zone. We have also commenced technical work to advance Galore Creek toward the next level of mine planning and design and are encouraged by the results completed to date. We expect that this effort will further enhance the value and marketability of this important project which we plan to monetize, in whole or in part, to strengthen our treasury and focus principally on permitting our flagship Donlin Gold project.

NOVAGOLD is strong financially. With more than $180 million in the bank, we are able to concentrate on our business activities without having to raise additional funds over the ensuing few years. Following the 2012 reorganization of NOVAGOLD, we reviewed our processes and streamlined our operations to improve efficiencies. As a result, we have been able to continually reduce our operating expenditures. In 2014, our budget has been set at $30 million, a 23% reduction from last year. Today NOVAGOLD is a much simpler company and I’m encouraged by the results from the cost reduction initiatives which allowed us to build and maintain a sizable treasury.

In conclusion, I’m very thankful for the Board of Directors, my colleagues and our stakeholders’ commitment and shared enthusiasm in advancing both projects up the value chain. Based on three decades of experience in the mining sector and ever-increasing political and jurisdictional challenges facing our industry,  NOVAGOLD has all the key attributes to be a successful mining company. We are very grateful for the continued interest and support of our shareholders, project teams, as well as governments, Native Corporations and First Nations of the jurisdictions in which we operate.

▶ www.novagold.com

Financial Results
in thousands of U.S. dollars, except for per share amounts
	Three months ended February 28, 2014 $	Three months ended February 28, 2013 $
General and administrative expense (1)	7,702	9,016
Share of losses – Donlin Gold	2,856	2,994
Share of losses – Galore Creek	765	2,489
Depreciation	10	10
Total operating expenses	11,333	14,509

Loss from operations	(11,333)	(14,509)
Other income (expense)	592	733

Income (loss) for the period	(10,691)	(13,776)
Income (loss) per share, basic and diluted	(0.03)	(0.05)

Cash and term deposits	182,322	191,262
Total assets	554,243	578,686
Total liabilities	112,042	113,037

(1) Includes share-based compensation expense of $4,658 and $5,542 in the first quarter of 2014 and 2013, respectively.

Loss from operations decreased by 22%, resulting from lower general and administrative expense and lower losses from equity investments in the Donlin Gold and Galore Creek projects.  General and administrative expense decreased 15% due to lower office rent, professional fees and share-based compensation, partially offset by higher salary costs due to personnel additions in the first half of 2013.  Our share of losses at the Donlin Gold project decreased by $0.1 million, as 2014 activities continued to focus primarily on permitting.  At the Galore Creek project, our share of losses decreased by $1.7 million due to mobile equipment being fully depreciated in 2013.

Net loss attributable to shareholders decreased by $3.1 million ($0.02 per share – basic and diluted) in 2014 compared to the same period in 2013, principally resulting from the reduction in the loss from operations discussed above. Lower interest expense and loss on derivatives was offset by a lower foreign exchange gain in 2014 compared to 2013.

 Liquidity and Capital Resources

As of February 28, 2014, NOVAGOLD had $182.3 million in cash and term deposits compared to $191.3 million at the beginning of the quarter.  The decrease in cash resulted from $5.2 million used in operating activities for administrative costs and reductions in accounts payable and $3.6 million to fund Donlin Gold and Galore Creek activities. We have sufficient working capital available to repay the remaining $15.8 million of outstanding Notes due in May 2015, advance the Donlin Gold project through the expected remaining permitting process, as well as fund the current activities to further enhance the value of Galore Creek.

2014 Outlook

We continue to expect to spend approximately $12.0 million for our share of funding at Donlin Gold, to further advance permitting through the completion of the PDEIS in late 2014, for agency review and in preparation for issuance of the draft EIS for public review in 2015, and approximately $2.5 million at Galore Creek to advance the project toward next-level mine planning and design, in addition to $15 million for general and administrative expenses, interest on the convertible notes and working capital.

▶ www.novagold.com

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss the first quarter results, will take place April 8, 2014 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:                                 www.novagold.com
North American callers:        1-800-299-9630
International callers:              1- 617-786-2904
Participant Passcode:            85442604

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days. To access the conference call replay please dial 1-888-286-8010 (North America), or 1-617-801-6888 (International), followed by your Access PIN: 63146274.  For a transcript of the call please email info@novagold.com.

Filing of Reports Under U.S. GAAP

Effective December 1, 2013, NOVAGOLD ceased to be a “foreign private issuer” as defined in Rule 3b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and became subject to the rules and regulations under the Exchange Act applicable to U.S. domestic issuers. As a result, the Company today filed its first Form 10-Q. The Company filed its first Annual Report on Form 10-K on February 11, 2014 for the year ended November 30, 2013 and, in addition, furnished on a Form 8-K U.S. GAAP Financial Statements for the first, second and third quarters of 2013. The Quarterly Report on Form 10-Q and Annual Report on Form 10-K are available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. Shareholders may also receive a hard copy of the Company’s materials free of charge by sending a request to info@NOVAGOLD.com or calling 1-866-669-6227.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39,000,000 ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest quality, and most prospective known gold deposits in the world. According to the Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1,500,000 ounces of gold per year for the first five full years, followed by decades of more than one million ounces of gold per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately 4 years. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 PFS (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled “Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study” dated effective July 27, 2011 (the “2011 PFS”).  The Qualified Persons responsible for the preparation of the independent technical report are Robert Gill, P.Eng., Principal Consultant and Study Manager (AMEC Americas Limited), Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), Gregory Wortman, P. Eng., Technical Director Process (AMEC Americas Limited), Jay Melnyk, P. Eng. (AMEC Americas Limited), and Dana Rogers, P.E., Principal Tunnelling Engineer (Lemley International), each of whom are independent “qualified persons” as defined by NI 43-101.

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Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC with an effective date of November 18, 2012 (the “Updated Feasibility Study”).  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno), Tony Lipiec, P.Eng. Manager Process Engineering (AMEC, Vancouver) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of the Donlin Gold project, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; intended use of proceeds; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2013, filed with the United States Securities and Exchange Commission and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

▶ www.novagold.com

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves.  At this time, both the Donlin Gold and Galore Creek projects are without known reserves, as defined under SEC Industry Guide 7. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

▶ www.novagold.com